EXHIBIT 99.1

MATERION CORPORATION ANNOUNCES ORGANIZATIONAL REALIGNMENT AND CHANGE IN EXTERNAL REPORTING SEGMENTS

MAYFIELD HEIGHTS, Ohio – February 12, 2015 – Materion Corporation (NYSE-MTRN) announced today that it has realigned the way the business is organized.

REALIGNMENT OF BUSINESS GROUPS

The Company will be organized into three business groups: 1) Performance Alloys and Composites group, which contains the metals businesses including our beryllium businesses and Technical Materials; 2) Advanced Materials group, which contains our businesses that produce high purity materials primarily used in physical vapor deposition applications; and 3) Precision Coatings group, which contains our businesses that provide both optical coatings and large area coating products.

BUSINESS SEGMENT REPORTING

Based on the changes in the way the Company is being managed, Materion will externally report three segments: 1) Performance Alloys and Composites, 2) Advanced Materials and 3) Other. The historical segment financial information has been recast to reflect the new reporting structure and is included as an attachment to this press release. Comparing the new reporting segments to the previous reporting segments of Materion, the former Performance Alloys, Beryllium and Composites, and Technical Materials segments are combined under the new Performance Alloys and Composites segment. The former Advanced Materials and Technologies segment has been separated into the Advanced Materials segment and the Precision Coatings group. The Precision Coatings group, which includes the Precision Optics and Large Area Coatings businesses, is now included in the Other segment, in addition to corporate costs not charged to the Operating Units.

CHAIRMAN’S COMMENTS

Commenting on the realignment, Materion Chairman, President and Chief Executive Officer Richard J. Hipple, said, “Materion revised its operating business group structure to ensure alignment with how we manage our assets and leverage our extensive manufacturing, distribution, product development, and customer service capabilities. Organizing the businesses within these three groups will allow Materion to more appropriately focus our resources to drive growth across our diversified customer base, while bringing better clarity to our investors.”

BUSINESS GROUP AND OPERATING UNIT DESCRIPTIONS

These three business groups are comprised of five separate operating units independently managed by highly skilled and experienced business leaders.

Materion Corporation
External Reportable Segments	Performance Alloys and Composites		Advanced Materials	Other
Business Groups	Performance Alloys and Composites		Advanced Materials	Precision Coatings		Corporate Costs
Operating Units	Performance Metals	Technical Materials	Advanced Materials	Precision Optics	Large Area Coatings

A description of the five operating units follows:

Performance Metals produces strip and bulk form alloy products, beryllium-based metals, beryllium and aluminum metal matrix composites, beryllia ceramics and bulk metallic glass materials at manufacturing facilities in the United States. The segment has service and distribution centers in the United States, Europe, and Asia. The segment also operates the world’s largest bertrandite ore mine and refinery in Utah, providing feedstock hydroxide for our beryllium business and for external sale. Glenn Maxwell is the President of this business.

Technical Materials produces strip metal products with clad inlay and overlay metals, including precious and base metals electro-plated systems. Under the leadership of Al Lubrano, President, the business has its manufacturing facility in Lincoln, Rhode Island and shares service and distribution centers with Performance Metals in Europe and Asia.

Advanced Materials produces advanced chemicals, microelectronic packaging, precious and non-precious metals, and provides deposition reclamation and refining services. Based in Mayfield Heights, Ohio and under the leadership of Don Klimkowicz, President, Advanced Materials has manufacturing facilities in the United States, Europe and Asia.

Precision Optics produces precision sputter-coated thin films and optical filter materials. Based in Westford, Massachusetts, the group has manufacturing facilities in the United States and China. Robert Naranjo is the President of this business.

Large Area Coatings produces sputter-coated and precision-converted thin film materials. Based in Windsor, Connecticut, under the leadership of Ian Tribick, President, the business manufactures and distributes coated material primarily for medical testing and diagnosis applications.

Corporate Costs include corporate functions and central shared services net of the portion charged to the Operating Units. The portion charged to the Operating Units is intended to reflect the portion of the shared services consumed by the business but managed centrally.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein:

▪	Actual sales, operating rates and margins for 2015;

▪	The global economy;

▪	The impact of any U.S. Federal Government shutdowns and sequestrations;

▪
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, commercial aerospace, defense, science, automotive electronics, medical, energy, and telecommunications infrastructure;

▪	Changes in product mix and the financial condition of customers;

▪	Our success in developing and introducing new products and new product ramp-up rates;

▪	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

▪	Our success in integrating acquired businesses;

▪	The impact of the results of acquisitions on our ability to achieve fully the strategic and financial objectives related to these acquisitions;

▪	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects, including the beryllium pebble facility in Elmore, Ohio;

▪	The availability of adequate lines of credit and the associated interest rates;

▪
Other financial factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, and the impact of the Company’s stock price on the cost of incentive compensation plans;

▪	The uncertainties related to the impact of war, terrorist activities and acts of God;

▪	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

▪	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects;

▪	The success of the realignment of our businesses; and

▪	The risk factors set forth in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                    Media Contact:

Michael C. Hasychak                Patrick S. Carpenter
(216) 383-6823                    (216) 383-6835
mike.hasychak@materion.com            patrick.carpenter@materion.com

http://www.materion.com
Mayfield Hts-g
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